UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 31, 2005

United America Indemnity, Ltd.
__________________________________________
(Exact name of registrant as specified in its charter)

Cayman Islands	000-50511	98-0417107
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Walker House, 87 Mary Street, P.O. Box 908GT, Cayman Islands, Cayman Islands		None
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(345) 949-0100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As detailed in Item 5.02 below, the Company’s Board of Directors appointed Mr. Richard L. Duszak to the Company’s Board of Directors and to the audit committee of the Company's Board of Directors effective April 1, 2005. Therefore, the Company has fulfilled its obligations under NASD Marketplace Rule 4350(d)(4) in filling the current vacancy on the audit committee, which was previously disclosed in the Company’s Current Report on Form 8-K filed on February 18, 2005, by the earlier of (i) one year from the date of the vacancy or (ii) the Company’s next annual stockholders’ meeting.

Based on NASD Marketplace Rule 4200(a)(15), Mr. Duszak is an "independent director", as he is not an officer or employee of the Company or its subsidiaries nor has any relationship, which in the opinion of the Company’s Board of Directors, would interfere with the exercise of his independent judgment in carrying out the responsibilities of a director. Mr. Duszak also meets the criteria for independence set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934. Further, Mr. Duszak has not participated in the preparation of the Company’s financial statements or any of its subsidiaries at any time during the last three years, and is able to read and understand fundamental financial statements.

Accordingly, effective April 1, 2005, the Company will be compliant with Nasdaq's audit committee requirements as set forth in NASD Marketplace Rule 4350.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 31, 2005, Angelos J. Dassios resigned from the Company’s Board of Directors. Mr. Dassios’ resignation is for personal reasons and not because of any disagreement with the Company.

Effective April 1, 2005, the Company’s Board of Directors appointed Richard L. Duszak, Dr. M. Moshe Porat and Robert A. Lear to the Company’s Board of Directors.

Richard L. Duszak, age 63, retired as an audit partner in January 2000 after more than 36 years with the public accounting firm of KPMG LLP. He currently chairs The CEO Group, an organization of chief executive officers that functions as an advisory board. In March 2004, Mr. Duszak assumed the role of Chief Financial Officer of Pine Environmental Services, Inc., a privately owned company offering environmental monitoring, sampling and safety equipment. From 2003 to January 2005, Mr. Duszak was a director of Penn-America Group, Inc. He was also a member of the Penn-America Group, Inc.’s Audit and Compensation Committees and the Chairman of the Nominating and Corporate Governance Committee.

As set forth in Item 3.01 above, Mr. Duszak is also being appointed a member of the audit committee of the Company’s Board of Directors. Additionally, Mr. Duszak will also serve on the compensation committee of the Company’s Board of Directors and the Section 162(m) Subcommittee of the compensation committee.

Dr. Moshe M. Porat, age 57, has been Dean of the Fox School of Business and Management at Temple University since August 1996; and previously was the Joseph E. Boettner Professor and Chairman of the Risk Management, Insurance and Actuarial Science Department at the Temple University School of Business and Management for eight years. Prior to joining Temple University, Dr. Porat was the Deputy General Manager of IHUD Insurance Agencies Ltd., an international insurance brokerage firm. Dr. Porat serves on the boards of the Penn Economy League, the Philadelphia Workforce Investment Board, the America-Israel Chamber of Commerce and the Master High Charter School, all privately-owned and/or not-for-profit organizations. Previously, Dr. Porat was a director of Penn-America Group, Inc. He was also a member of Penn-America Group, Inc.’s Audit and Nominating and Corporate Governance Committees and was the Chairman of its Compensation Committee.

Mr. Porat is also being appointed to the compensation committee of the Company’s Board of Directors and to the Section 162(m) subcommittee of the compensation committee

Robert A. Lear, age 59, has been President and Chief Executive Officer of Penn Independent Corporation since September 1996, where he previously served as Executive Vice President, Finance. He was Vice President of Finance and Chief Financial Officer of Penn-America Group, Inc. from July 1993 until March 1995 and served as a director from 1993 to January 2005. Prior to joining Penn Independent Corporation, Mr. Lear had more than 15 years of public accounting experience, specializing in the insurance industry. He has been a certified public accountant since 1972. Mr. Lear has been a director of PIC Holdings, Inc. since October 1997. He was a director of Dynasil Corporation of America from February 1998 to June 2003. Mr. Lear holds a B.S. degree in accounting from Pennsylvania State University. He served from July 2002 to June 2004 on the Penn State Alumni Council as an ex-officio member and is currently Immediate Past President of Penn State Abington Alumni Society Board. Mr. Lear is a member of the American Institute of Certified Public Accountants and the Pennsylvania Institute of Certified Public Accountants.

Mr. Lear is also being appointed to the compensation committee of the Company’s Board of Directors.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United America Indemnity, Ltd.

April 5, 2005	By:	Richard S. March

Name: Richard S. March
Title: General Counsel